                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 No3. 33-53562 and 33-50124) pertaining to the 1992 stock Incentive Plan and Comdial Corporation 401(k) Plan, respectively, of our report dated March 28, 2002 (except with respect to Note 18, as to which the date is November 13, 2002), with respect to the consolidated financial statements and schedule of Comdial Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

                                        /s/ ERNST & YOUNG LLP

Tampa, Florida
November 14, 2002